UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2014

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, Western Refining Southwest, Inc., an Arizona corporation and the sole member of Western Refining Logistics GP, LLC, a Delaware limited liability company (the “Company”) and the general partner of Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership”), appointed Andrew L. Atterbury to serve on the board of directors (the “Board”) of the Company, which appointment was ratified by the Board. The Board affirmatively determined that Mr. Atterbury is an “independent” director under the rules of the Securities and Exchange Commission and the New York Stock Exchange, and Mr. Atterbury was appointed by the Board to serve as a member of the Audit and Conflicts committees of the Board.

There are no arrangements or understandings between Mr. Atterbury and any other person pursuant to which Mr. Atterbury was appointed to the Board, and there are no relationships between Mr. Atterbury and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Atterbury has entered into the Company’s standard form of indemnification agreement. The indemnification agreement requires the Company to indemnify Mr. Atterbury to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr. Atterbury will receive the same compensation as the other non-employee directors, which is an annual cash retainer of $50,000, paid quarterly, as well an additional $1,500 for each board of directors or committee meeting Mr. Atterbury attends. In addition, for his service as a non-employee director, Mr. Atterbury is expected to receive, annual grants under the Partnership’s Long-Term Incentive Plan of a number of phantom units with a fair market value equal to approximately $60,000 on the date of grant, subject to the approval of the Board of the Company and concurrently with annual grants made to all non-employee directors.

Mr. Atterbury, 40, currently serves as the President of Bowood Capital Advisors, LLC. From 2002 through 2011 Mr. Atterbury held various positions at Inergy, LP and Inergy Holdings, LP, serving as Senior Vice President – Corporate Development from 2007 through 2011. From 1999 to 2001, Mr. Atterbury worked in the Corporate Development Group of Kinder Morgan, Inc. and Kinder Morgan Energy Partners, L.P.

Item 7.01	Regulation FD Disclosures.

On July 10, 2014, the Partnership issued a press release announcing the appointment of Mr. Atterbury to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K (including the related exhibits) is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Form S-1 Registration Statement filed September 27, 2013).

99.1	Press Release dated July 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING LOGISTICS, LP
By Western Refining Logistics GP, LLC, its general partner

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: July 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the Form S-1 Registration Statement filed September 27, 2013).

99.1	Press Release dated July 10, 2014.